CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 for Cach Foods, Inc., of our report dated March 14, 2001, except for Note 8 as to which the date is April 26, 2001, relating to the December 31, 2000 financial statements of Cach Foods, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett Siler & Hardy, PC

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

September 25, 2001